Exhibit 99.1

centerspace

4th Quarter 2020 // Year Ending December 31, 2020

EARNINGS RELEASE AND SUPPLEMENTAL OPERATING & FINANCIAL DATA

Union Pointe // Longmont, CO

Earnings Release

Centerspace Announces Financial and Operating Results for the Year Ended
December 31, 2020 and Provides 2021 Financial Outlook
MINNEAPOLIS, MN, February 22, 2021 – Centerspace (NYSE: CSR) announced today its financial and operating results for the year ended December 31, 2020. The tables below show Net Income (Loss), Funds from Operations (“FFO”)1, and Core FFO1, all on a per share basis, for the year ended December 31, 2020; Same-Store Revenues, Expenses, and Net Operating Income ("NOI")1 over comparable periods; and Same-Store Weighted Average Occupancy for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019 and the twelve months ended December 31, 2020 and 2019.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Per Share	2020	2019	2020	2019
Earnings (loss) per share - diluted	$(0.46)	$3.95	$(0.15)	$6.00
FFO - diluted	0.97	0.90	3.47	4.05
Core FFO - diluted	1.02	0.96	3.78	3.72

	Year-Over-Year Comparison	Sequential Comparison	YTD Comparison
Same-Store Results	4Q20 vs 4Q19	4Q20 vs. 3Q20	CY20 vs. CY19
Revenues	2.3%	1.4%	2.1%
Expenses	(0.4)%	(5.1)%	2.6%
Net Operating Income (“NOI”)	4.2%	6.3%	1.8%

	Three months ended			Twelve months ended
Same-Store Results	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Weighted Average Occupancy	95.0%	94.4%	94.0%	94.8%	94.4%
(1)Net operating income, Funds from Operations, and Core FFO are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to "Non-GAAP Financial Measures and Reconciliations" in the Supplemental Financial and Operating Data below.
Highlights for the Year Ended December 31, 2020
•Rebranded the Company as Centerspace in December 2020 to reflect both the transformation of the company and its vision for the future;
•Net Loss was $(0.15) per diluted share for the year ended December 31, 2020, compared to Net Income of $6.00 per diluted share for the year ended December 31, 2019;
•Core FFO increased to $3.78 per diluted share compared to $3.72 for the year ended December 31, 2019;
•Total collections for the year ended December 31, 2020 were 99.1% of expected residential revenue compared to 99.6% for the year ended December 31, 2019 while total collections for the quarter ended December 31, 2020 were 98.6% compared to 99.7% for the same period of 2019;
•Same-store revenue increased 2.1% driven by 1.7% growth in rental revenue and 0.4% increase in occupancy;
•Same-store operating expenses increased 2.6% year-over-year with a decline of 2.9% in same-store controllable expenses, offset by a increase of 13.6% in same-store non-controllable expenses;

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•Same-store NOI growth of 1.8% for the year ended December 31, 2020;
•Acquired two new apartment communities in key growth markets of Minneapolis and Denver in the first and third quarter of 2020 consisting of 647 homes for an aggregate purchase price of $191.0 million;
•Funded $18.5 million of mezzanine/construction loans;
•Acquired the remaining noncontrolling interest in 71 France in the first quarter of 2020;
•Sold four apartment communities consisting of 690 homes in Grand Forks, North Dakota for an aggregate sale price of $42.5 million in the third quarter of 2020;
•Announced Nashville as one of our target markets in June 2020;
•Maintained an annual dividend of $2.80 per share to common shareholders and unitholders;
•Continued to strengthen the balance sheet by issuing 829,000 common shares at an average price of $71.39 per share for total consideration, net of commissions and issuance costs, of approximately $59.2 million in the year ended December 31, 2020; and
•Repurchased and retired approximately 237,000 of our 6.625% Series C preferred shares for an aggregate cost of $5.6 million or an average share price of $23.75.
Subsequent Events
Subsequent to December 31, 2020, Centerspace acquired Union Pointe Apartment Homes in Longmont, Colorado for an aggregate purchase price of $76.9 million. The company also issued $50.0 million of 2.7% unsecured Series C notes, due June 6, 2030. In concert with this issuance, Centerspace amended and expanded its Note Purchase Private Shelf Agreement (the "Agreement") with Prudential to increase the aggregate amount available under the Agreement from $150.0 million to $225.0 million. After the issuance of Series C notes, the company has $50.0 million remaining under the Agreement, which is excluded for purposes of reporting liquidity.
Balance Sheet
At December 31, 2020, Centerspace had $97.5 million of total liquidity on its balance sheet, including $97.1 million available on its lines of credit.
2021 Financial Overview
Centerspace is providing the following guidance for its 2021 calendar year performance.

2021 Calendar Year Financial Outlook
		Range for 2021
	2020 Actual	Low	High
Earnings per Share - diluted	$(0.15)	$(0.18)	$0.45
FFO per Share - diluted	$3.47	$3.17	$3.52
Core FFO per Share - diluted	$3.78	$3.29	$3.62
Additional assumptions:
•Same-store capital expenditures of $912 per home to $1,012 per home
•Value-add expenditures of $15.0 million to $20.0 million
•Investments of $145.0 million to $170.0 million, which includes the January 2021 acquisition of Union Pointe in Longmont, Colorado
•Dispositions of $55.0 million to $75.0 million
•Proceeds of $50.0 million to $70.0 million from equity issuance
FFO and Core FFO are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, please refer to "2021 Financial Outlook" in the Supplemental Financial and Operating Data below.

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COVID-19 Developments
The COVID-19 pandemic, including the associated economic disruptions, has continued to impact business and operations since March 2020. The company continues to prioritize the health and well-being of its residents, team members, and the communities it serves.
A discussion of the ongoing and potential effects of the COVID-19 pandemic on financial condition, results of operations, and cash flows can be found in "Management's Discussion and Analysis of Financial Conditions and Results of Operations" presented in the company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 22, 2021. For a more detailed description of the risks and uncertainties affecting business, see the risk factors presented in Item 1A in the company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 22, 2021.
Upcoming Events
Centerspace is scheduled to participate in the Raymond James & Associates' 42nd Annual Institutional Investors Conference, which will be held virtually on March 1-3, 2021.
Earnings Call

Live webcast and replay: https://www.ir.centerspacehomes.com

Live Conference Call		Conference Call Replay
Tuesday, February 23, 2021 at 10:00 AM ET		Replay available until March 9, 2021
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10145476
Supplemental Information
Supplemental Operating and Financial Data for the year ended December 31, 2020, is available in the Investors section on Centerspace’s website at https://www.centerspacehomes.com or by calling Investor Relations at 701-837-7104. Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Financial and Operating Data, which accompanies this earnings release.
About Centerspace
Centerspace is an owner and operator of apartment communities committed to providing great homes by focusing on integrity and serving others. Founded in 1970, as of December 31, 2020, Centerspace owned 67 apartment communities consisting of 11,910 homes located in Colorado, Minnesota, Montana, Nebraska, North Dakota, and South Dakota. Centerspace was named a Top Workplace for 2020 by the Minneapolis Star Tribune. For more information, please visit www.centerspacehomes.com.
Forward-Looking Statements
Certain statements in this press release are based on the company's current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “assumes,” “may,” “projects,” “outlook,” “future,” and variations of such words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements, as these statements are subject to known and unknown risks, uncertainties, and other factors beyond the company's control and could differ materially from actual results and performance. Such risks and uncertainties are detailed from time to time in filings with the SEC, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the company's Annual Report on Form 10-K, in quarterly reports on Form 10-Q, and in other reports the company files with the SEC from time to time. The company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

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Contact Information
Investor Relations
Emily Miller
Phone: 701-837-7104
E-mail: IR@centerspacehomes.com
Marketing & Media
Kelly Weber
Phone: 701-837-7104
kweber@centerspacehomes.com

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Supplemental Financial and Operating Data
Table of Contents
December 31, 2020

Common Share Data (NYSE: CSR)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
High closing price	$74.55	$73.53	$76.82	$84.68	$78.91
Low closing price	$65.79	$61.87	$44.36	$52.55	$71.74
Average closing price	$70.30	$70.15	$63.91	$71.62	$74.67
Closing price at end of quarter	$70.64	$65.17	$70.49	$55.00	$72.50
Common share distributions—annualized	$2.80	$2.80	$2.80	$2.80	$2.80
Closing price dividend yield - annualized	4.0%	4.3%	4.0%	5.1%	3.9%
Closing common shares outstanding (thousands)	13,027	12,976	12,827	12,164	12,099
Closing limited partnership units outstanding (thousands)	977	1,018	1,022	1,044	1,058
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$989,243	$911,989	$976,216	$726,440	$953,883

S-1

CENTERSPACE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended					Twelve months ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
REVENUE	$45,540	$44,138	$43,910	$44,406	$45,777	$177,994	$185,755
EXPENSES
Property operating expenses, excluding real estate taxes	12,668	13,129	12,360	13,468	14,018	51,625	57,249
Real estate taxes	5,256	5,402	5,410	5,465	4,835	21,533	21,066
Property management expenses	1,460	1,442	1,345	1,554	1,634	5,801	6,186
Casualty loss	331	91	913	327	205	1,662	1,116
Depreciation/amortization	20,282	18,995	18,156	18,160	18,972	75,593	74,271
General and administrative expenses	3,733	3,077	3,202	3,428	3,647	13,440	14,450
TOTAL EXPENSES	$43,730	$42,136	$41,386	$42,402	$43,311	$169,654	$174,338
Operating income (loss)	1,810	2,002	2,524	2,004	2,466	8,340	11,417
Interest expense	(6,903)	(6,771)	(6,940)	(6,911)	(7,357)	(27,525)	(30,537)
Loss on extinguishment of debt	(2)	(4)	(17)	—	(864)	(23)	(2,360)
Interest and other income (loss)	406	281	538	(2,777)	702	(1,552)	2,092
Income (loss) before gain (loss) on sale of real estate and other investments, and gain (loss) on litigation settlement	(4,689)	(4,492)	(3,895)	(7,684)	(5,053)	(20,760)	(19,388)
Gain (loss) on sale of real estate and other investments	17	25,676	(190)	—	57,850	25,503	97,624
Gain (loss) on litigation settlement	—	—	—	—	—	—	6,586
Net income (loss)	$(4,672)	$21,184	$(4,085)	$(7,684)	$52,797	$4,743	$84,822
Dividends to preferred unitholders	(160)	(160)	(160)	(160)	(160)	(640)	(537)
Net (income) loss attributable to noncontrolling interest – Operating Partnership	460	(1,387)	447	692	(4,202)	212	(6,752)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(6)	(8)	(5)	145	223	126	1,136
Net income (loss) attributable to controlling interests	(4,378)	19,629	(3,803)	(7,007)	48,658	4,441	78,669
Dividends to preferred shareholders	(1,607)	(1,607)	(1,609)	(1,705)	(1,705)	(6,528)	(6,821)
Discount (premium) on redemption of preferred shares	—	(1)	25	273	—	297	—
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(5,985)	$18,021	$(5,387)	$(8,439)	$46,953	$(1,790)	$71,848

Per Share Data - Basic
Net earnings (loss) per common share – basic	$(0.46)	$1.40	$(0.44)	$(0.69)	$3.95	$(0.15)	$6.06

Per Share Data - Diluted
Net earnings (loss) per common share – diluted	$(0.46)	$1.38	$(0.44)	$(0.67)	$3.89	$(0.15)	$6.00

S-2

CENTERSPACE
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
ASSETS
Real estate investments
Property owned	$1,812,557	$1,805,390	$1,694,033	$1,687,436	$1,643,078
Less accumulated depreciation	(399,249)	(380,392)	(383,917)	(366,307)	(349,122)
	1,413,308	1,424,998	1,310,116	1,321,129	1,293,956
Unimproved land	—	—	—	1,376	1,376
Mortgage loans receivable	24,661	17,986	10,961	16,775	16,140
Total real estate investments	1,437,969	1,442,984	1,321,077	1,339,280	1,311,472
Cash and cash equivalents	392	16,804	52,714	26,338	26,579
Restricted cash	6,918	2,199	2,535	2,344	19,538
Other assets	18,904	16,947	16,484	21,124	34,829
TOTAL ASSETS	$1,464,183	$1,478,934	$1,392,810	$1,389,086	$1,392,418

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$55,609	$58,596	$54,883	$52,337	$47,155
Revolving line of credit	152,871	135,000	63,000	83,000	50,079
Notes payable, net of loan costs	269,246	269,202	269,155	269,106	269,058
Mortgages payable, net of loan costs	297,074	313,065	323,705	328,367	329,664
TOTAL LIABILITIES	$774,800	$775,863	$710,743	$732,810	$695,956

SERIES D PREFERRED UNITS	$16,560	$16,560	$16,560	$16,560	$16,560
EQUITY
Series C Preferred Shares of Beneficial Interest	93,530	93,530	93,579	96,046	99,456
Common Shares of Beneficial Interest	968,263	968,436	958,292	912,653	917,400
Accumulated distributions in excess of net income	(427,681)	(412,577)	(421,515)	(407,150)	(390,196)
Accumulated other comprehensive income (loss)	(15,905)	(17,256)	(18,139)	(17,360)	(7,607)
Total shareholders’ equity	$618,207	$632,133	$612,217	$584,189	$619,053
Noncontrolling interests – Operating Partnership	53,930	53,669	52,558	54,777	55,284
Noncontrolling interests – consolidated real estate entities	686	709	732	750	5,565
TOTAL EQUITY	$672,823	$686,511	$665,507	$639,716	$679,902
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,464,183	$1,478,934	$1,392,810	$1,389,086	$1,392,418

S-3

CENTERSPACE
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)

This release contains certain non-GAAP financial measures. The non-GAAP financial measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP financial measures, as calculated by the company may not be comparable to non-GAAP measures reported by other REITs that do not define each of the non-GAAP financial measures exactly as Centerspace does.
The company provides certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or in service for substantially all of the periods being compared, and, in the case of development properties, have achieved a target level of physical occupancy of 90%. On the first day of each calendar year, Centerspace determines the composition of the same-store pool for that year and adjusts the previous year, to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net operating income. Measuring performance on a same-store basis allows investors to evaluate how a fixed pool of communities are performing year-over-year. Centerspace uses this measure to assess success in increasing NOI, renewing leases on existing residents, controlling operating costs, and making prudent capital improvements.
Reconciliation of Operating Income (Loss) to Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which the company defines as total real estate revenues less property operating expenses, including real estate taxes. Centerspace believes that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation and amortization, financing costs, property management expenses, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

	(dollars in thousands)
	Three Months Ended			Sequential		Year-Over-Year
	12/31/2020	09/30/2020	12/31/2019	$ Change	% Change	$ Change	% Change

Operating income (loss)	$1,810	$2,002	$2,466	$(192)	(9.6)%	$(656)	(26.6)%
Adjustments:
Property management expenses	1,460	1,442	1,634	18	1.2%	(174)	(10.6)%
Casualty loss	331	91	205	240	263.7%	126	61.5%
Depreciation and amortization	20,282	18,995	18,972	1,287	6.8%	1,310	6.9%
General and administrative expenses	3,733	3,077	3,647	656	21.3%	86	2.4%
Net operating income	$27,616	$25,607	$26,924	$2,009	7.8%	$692	2.6%

Revenue
Same-store	$38,582	$38,043	$37,718	$539	1.4%	$864	2.3%
Non-same-store	6,353	4,420	3,191	1,933	43.7%	3,162	99.1%
Other properties and dispositions	605	1,675	4,868	(1,070)	(63.9)%	(4,263)	(87.6)%
Total	45,540	44,138	45,777	1,402	3.2%	(237)	(0.5)%

Property operating expenses, including real estate taxes
Same-store	15,370	16,198	15,432	(828)	(5.1)%	(62)	(0.4)%
Non-same-store	2,271	1,712	1,090	559	32.7%	1,181	108.3%
Other properties and dispositions	283	621	2,331	(338)	(54.4)%	(2,048)	(87.9)%
Total	17,924	18,531	18,853	(607)	(3.3)%	(929)	(4.9)%

Net operating income
Same-store	23,212	21,845	22,286	1,367	6.3%	926	4.2%
Non-same-store	4,082	2,708	2,101	1,374	50.7%	1,981	94.3%
Other properties and dispositions	322	1,054	2,537	(732)	(69.4)%	(2,215)	(87.3)%
Total	$27,616	$25,607	$26,924	$2,009	7.8%	$692	2.6%

S-4

	(dollars in thousands)
	Twelve Months Ended December 31,
	2020	2019	$ Change	% Change

Operating income (loss)	$8,340	$11,417	$(3,077)	(27.0)%
Adjustments:
Property management expenses	5,801	6,186	(385)	(6.2)%
Casualty loss	1,662	1,116	546	48.9%
Depreciation and amortization	75,593	74,271	1,322	1.8%
General and administrative expenses	13,440	14,450	(1,010)	(7.0)%
Net operating income	$104,836	$107,440	$(2,604)	(2.4)%

Revenue
Same-store	$152,790	$149,615	$3,175	2.1%
Non-same-store	18,441	6,020	12,421	206.3%
Other properties and dispositions	6,763	30,120	(23,357)	(77.5)%
Total	177,994	185,755	(7,761)	(4.2)%

Property operating expenses, including real estate taxes
Same-store	63,227	61,622	1,605	2.6%
Non-same-store	6,817	2,287	4,530	198.1%
Other properties and dispositions	3,114	14,406	(11,292)	(78.4)%
Total	73,158	78,315	(5,157)	(6.6)%

Net operating income
Same-store	89,563	87,993	1,570	1.8%
Non-same-store	11,624	3,733	7,891	211.4%
Other properties and dispositions	3,649	15,714	(12,065)	(76.8)%
Total	$104,836	$107,440	$(2,604)	(2.4)%
Reconciliation of Same-Store Controllable Expenses to Property Operating Expenses, Including Real Estate Taxes
Same-store controllable expenses exclude real estate taxes and insurance, in order to provide a measure of expenses that are within management's control, and is used for the purposes of budgeting, business planning, and performance evaluation. This is a non-GAAP financial measure and should not be considered an alternative to total expenses or total property operating expenses and real estate taxes.

	(dollars in thousands)
	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change

Controllable expenses
On-site compensation (1)	$4,356	$4,035	$321	8.0%	$17,059	$15,814	$1,245	7.9%
Repairs and maintenance	2,068	2,945	(877)	(29.8)%	9,499	11,358	(1,859)	(16.4)%
Utilities	2,579	2,453	126	5.1%	10,096	10,336	(240)	(2.3)%
Administrative and marketing	763	891	(128)	(14.4)%	3,265	3,594	(329)	(9.2)%
Total	$9,766	$10,324	$(558)	(5.4)%	$39,919	$41,102	$(1,183)	(2.9)%

Non-controllable expenses
Real estate taxes	$4,350	$4,067	$283	7.0%	$18,379	$16,805	$1,574	9.4%
Insurance	1,254	1,041	213	20.5%	4,929	3,715	1,214	32.7%
Total	5,604	5,108	496	9.7%	23,308	20,520	2,788	13.6%

Property operating expenses, including real estate taxes - non-same-store	$2,271	$1,090	$1,181	108.3%	$6,817	$2,287	$4,530	198.1%
Property operating expenses, including real estate taxes - other properties and dispositions	$283	$2,331	$(2,048)	(87.9)%	$3,114	$14,406	$(11,292)	(78.4)%
Total property operating expenses, including real estate taxes	$17,924	$18,853	$(929)	(4.9)%	$73,158	$78,315	$(5,157)	(6.6)%

(1)On-site compensation for administration, leasing, and maintenance personnel.

S-5

Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations and Core Funds From Operations
Centerspace believes that FFO, which is a non-GAAP financial measurement used as a supplemental measure for equity real estate investment trusts, is helpful to investors in understanding operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time as implied by the historical cost convention of GAAP and the recording of depreciation.
Centerspace uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:
•depreciation and amortization related to real estate;
•gains and losses from the sale of certain real estate assets; and
•impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
The exclusion in Nareit's definition of FFO of impairment write-downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of the company's investments, and assists management and investors in comparing those operating results between periods.
Due to the limitations of the Nareit FFO definition, Centerspace has made certain interpretations in applying the definition. The company believes that all such interpretations not specifically provided for in the Nareit definition are consistent with the definition. Nareit's FFO White Paper - 2018 Restatement clarified that impairment write-downs of land related to a REIT's main business are excluded from FFO, and a REIT has the option to exclude impairment write-downs of assets that are incidental to the main business.
While FFO is widely used by Centerspace as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund all cash needs, including the ability to service indebtedness or make distributions to shareholders.
Core Funds from Operations ("Core FFO") is FFO adjusted for non-routine items or items not considered core to business operations. By further adjusting for items that are not considered part of core business operations, the company believes that Core FFO provides investors with additional information to compare core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income as any other GAAP measurement of performance, but rather should be considered an additional supplemental measure. Core FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund all cash needs, including the ability to service indebtedness or make distributions to shareholders. Core FFO is a non-GAAP and non-standardized financial measure that may be calculated differently by other REITs and that should not be considered a substitute for operating results determined in accordance with GAAP.

S-6

	(in thousands, except per share amounts)
	Three Months Ended					Twelve Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Net (loss) income available to common shareholders	$(5,985)	$18,021	$(5,387)	$(8,439)	$46,953	$(1,790)	$71,848
Adjustments:
Noncontrolling interests - Operating Partnership	(460)	1,387	(447)	(692)	4,202	(212)	6,752
Depreciation and amortization	20,282	18,995	18,156	18,160	18,972	75,593	74,271
Less depreciation - non real estate	(87)	(85)	(88)	(93)	(88)	(353)	(322)
Less depreciation - partially owned entities	(33)	(31)	(33)	(282)	(454)	(379)	(2,059)
Gain on sale of real estate	(17)	(25,676)	190	—	(57,850)	(25,503)	(97,624)
FFO applicable to common shares and Units	$13,700	$12,611	$12,391	$8,654	$11,735	$47,356	$52,866

Adjustments to Core FFO:
Casualty loss (recovery)	204	545	—	—	—	749	—
Loss on extinguishment of debt	2	4	17	—	864	23	2,360
Rebranding costs	402	—	—	—	—	402	—
Gain on litigation settlement	—	—	—	—	—	—	(6,586)
(Gain) loss on marketable securities	—	—	(175)	3,553	(113)	3,378	—
(Discount) premium on redemption of preferred shares	—	1	(25)	(273)	—	(297)	(113)
Core FFO applicable to common shares and Units	$14,308	$13,161	$12,208	$11,934	$12,486	$51,611	$48,527

FFO applicable to common shares and Units	$13,700	$12,611	$12,391	$8,654	$11,735	$47,356	$52,866
Dividends to preferred unitholders	160	160	160	160	160	640	537
FFO applicable to common shares and Units - diluted	$13,860	$12,771	$12,551	$8,814	$11,895	$47,996	$53,403

Core FFO applicable to common shares and Units	$14,308	$13,161	$12,208	$11,934	$12,486	$51,611	$48,527
Dividends to preferred unitholders	160	160	160	160	160	640	537
Core FFO applicable to common shares and Units - diluted	$14,468	$13,321	$12,368	$12,094	$12,646	$52,251	$49,064

Per Share Data
Earnings (loss) per share and unit - diluted	$(0.46)	$1.38	$(0.44)	$(0.67)	$3.89	$(0.15)	$6.00
FFO per share and unit - diluted	$0.97	$0.90	$0.93	$0.66	$0.90	$3.47	$4.05
Core FFO per share and unit - diluted	$1.02	$0.94	$0.91	$0.90	$0.96	$3.78	$3.72

Weighted average shares and units - diluted	14,222	14,143	13,558	13,401	13,188	13,835	13,182

S-7

Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain or loss on sale of real estate and other investments, impairment of real estate investments, gain or loss on extinguishment of debt, gain on litigation settlement, and gain/loss from involuntary conversion. Adjusted EBITDA is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. The company considers Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, financing costs, or non-operating gains and losses.

	(in thousands)
	Three Months Ended					Twelve Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Net income (loss) attributable to controlling interests	$(4,378)	$19,629	$(3,803)	$(7,007)	$48,658	$4,441	$78,669
Adjustments:
Dividends to preferred unitholders	160	160	160	160	160	640	537
Noncontrolling interests – Operating Partnership	(460)	1,387	(447)	(692)	4,202	(212)	6,752
Income (loss) before noncontrolling interests – Operating Partnership	(4,678)	21,176	(4,090)	(7,539)	53,020	4,869	85,958
Adjustments:
Interest expense	6,888	6,756	6,926	6,764	7,112	27,334	29,461
Loss on extinguishment of debt	2	4	17	—	864	23	2,360
Depreciation/amortization related to real estate investments	20,250	18,964	18,123	17,878	18,518	75,215	72,213
Casualty loss (recovery)	204	545	—	—	—	749	—
Interest income	(328)	(256)	(331)	(597)	(415)	(1,512)	(1,626)
Gain (loss) on sale of real estate and other investments	(17)	(25,676)	190	—	(57,850)	(25,503)	(97,624)
Gain on litigation settlement	—	—	—	—	—	—	(6,586)
(Gain) loss on marketable securities	—	—	(175)	3,553	(113)	3,378	(113)
Adjusted EBITDA	$22,321	$21,513	$20,660	$20,059	$21,136	$84,553	$84,043

S-8

CENTERSPACE
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt(1)	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(2)
2021	$20,270	$—	$5,871	$26,141	3.6%	5.16%
2022	33,515	50,000	97,000	180,515	25.0%	2.66%
2023	43,721	—	—	43,721	6.1%	4.02%
2024	—	70,000	—	70,000	9.7%	3.65%
2025	32,915	75,000	—	107,915	15.0%	4.34%
Thereafter	168,024	125,000	—	293,024	40.6%	3.74%
Total debt	$298,445	$320,000	$102,871	$721,316	100.0%	3.62%

(1)Term loans have variable interest rates that are fixed with interest rate swaps and $50.0 million of the variable interest rate, primary line of credit is fixed with an interest rate swap.
(2)Weighted average interest rate of debt that matures during the year, including the effect of interest rate swaps on the term loans and line of credit.

	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Debt Balances Outstanding
Secured fixed rate	$298,445	$314,511	$325,230	$329,988	$331,376
Unsecured fixed rate line of credit(1)	50,000	50,000	50,000	50,000	50,000
Unsecured variable rate line of credit	102,871	85,000	13,000	33,000	79
Unsecured term loans	145,000	145,000	145,000	145,000	145,000
Unsecured senior notes	125,000	125,000	125,000	125,000	125,000
Debt total	$721,316	$719,511	$658,230	$682,988	$651,455

Quarterly Weighted Average Interest Rates
Mortgage debt	3.93%	3.99%	4.01%	4.01%	4.02%
Lines of credit (rate with swap)(1)	2.35%	3.35%	2.97%	3.18%	3.52%
Term loan (rate with swap)	4.18%	4.18%	4.12%	4.13%	4.19%
Senior notes	3.78%	3.78%	3.78%	3.78%	3.78%
Total debt	3.62%	3.68%	3.87%	3.92%	3.97%

(1)A portion of the primary line of credit is fixed through an interest rate swap.

Debt Maturity by Quarter for the Next Two Years

Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2021	$—	$1,997	$24,144	$—	$26,141
2022(1)	2,508	4,866	173,141	—	180,515
					$206,656

(1)Includes primary line of credit with a balance of $147.0 million which has a 12-month extension available, subject to customary terms.

S-9

CENTERSPACE
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Equity Capitalization
Common shares outstanding	13,027	12,976	12,827	12,164	12,099
Operating partnership units outstanding	977	1,018	1,022	1,044	1,058
Total common shares and units outstanding	14,004	13,994	13,849	13,208	13,157
Market price per common share (closing price at end of period)	$70.64	$65.17	$70.49	$55.00	$72.50
Equity capitalization-common shares and units	$989,243	$911,989	$976,216	$726,440	$953,883
Recorded book value of preferred shares	$93,530	$93,530	$93,579	$96,046	$99,456
Total equity capitalization	$1,082,773	$1,005,519	$1,069,795	$822,486	$1,053,339

Series D preferred units	$16,560	$16,560	$16,560	$16,560	16,560

Debt capitalization
Total debt	721,317	719,511	658,230	682,988	651,455
Total capitalization	$1,820,650	$1,741,590	$1,744,585	$1,522,034	$1,721,354

Total debt to total capitalization(1)	39.6%	41.3%	37.7%	44.9%	37.8%

(1)Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet, market value of common shares and operating partnership units, and book value of Series C preferred shares and Series D preferred units outstanding at the end of the period.

	Three Months Ended										Twelve Months Ended
	12/31/2020		9/30/2020		6/30/2020		3/31/2020		12/31/2019		12/31/2020		12/31/2019
Debt service coverage ratio(1)	2.73	x	2.65	x	2.48	x	2.42	x	2.39	x	2.57	x	2.18	x
Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization	2.28	x	2.21	x	2.05	x	1.97	x	1.98	x	2.13	x	1.83	x
Net debt/Adjusted EBITDA(2)	8.07	x	8.17	x	7.33	x	8.18	x	7.19	x	8.53	x	7.23	x
Net debt and preferred equity/Adjusted EBITDA(2)	9.31	x	9.45	x	8.66	x	9.59	x	8.56	x	9.83	x	8.61	x

Distribution Data
Common shares and units outstanding at record date	14,004		13,994		13,849		13,208		13,157		14,004		13,157
Total common distribution declared	$9,803		$9,796		$9,694		$9,245		$9,210		$38,538		$36,438
Common distribution per share and unit	$0.70		$0.70		$0.70		$0.70		$0.70		$2.80		$2.80
Payout ratio (Core FFO per diluted share and unit basis)(3)	68.6%		74.5%		76.9%		77.8%		72.9%		74.1%		75.3%

(1)Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization.
(2)Net debt is the total debt balance less cash and cash equivalents and net tax deferred exchange proceeds (included within restricted cash). For the quarterly period presented, adjusted EBITDA is annualized. Net debt and adjusted EBITDA are non-GAAP measures and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within the Non-GAAP Financial Measures and Reconciliations section.
(3)Payout ratio (Core FFO per diluted share and unit basis) is the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per diluted share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

S-10

CENTERSPACE
SAME-STORE FOURTH QUARTER COMPARISONS
(dollars in thousands)

	Homes Included	Revenues			Expenses			NOI
Regions		Q42020	Q42019	% Change	Q42020	Q42019	% Change	Q42020	Q42019	% Change
Denver, CO	664	$3,777	$3,820	(1.1)%	$1,115	$1,134	(1.7)%	$2,662	$2,686	(0.9)%
Minneapolis, MN	1,987	8,978	8,867	1.3%	3,893	3,907	(0.4)%	5,085	4,960	2.5%
North Dakota	2,422	8,011	7,724	3.7%	3,070	2,987	2.8%	4,941	4,737	4.3%
Omaha, NE	1,370	3,891	3,751	3.7%	1,648	1,721	(4.2)%	2,243	2,030	10.5%
Rochester, MN	1,711	6,357	6,385	(0.4)%	2,771	2,571	7.8%	3,586	3,814	(6.0)%
St. Cloud, MN	1,190	3,656	3,550	3.0%	1,602	1,719	(6.8)%	2,054	1,831	12.2%
Other Markets(1)	1,223	3,912	3,621	8.0%	1,271	1,393	(8.8)%	2,641	2,228	18.5%
Same-Store Total	10,567	$38,582	$37,718	2.3%	$15,370	$15,432	(0.4)%	$23,212	$22,286	4.2%

	% of NOI	Weighted Average Occupancy (2)			Average Monthly Rental Rate (3)			Average Monthly Revenue per Occupied Home (4)
Regions		Q42020	Q42019	Growth	Q42020	Q42019	% Change	Q42020	Q42019	% Change
Denver, CO	11.5%	94.1%	93.2%	0.9%	$1,776	$1,846	(3.8)%	$2,015	$2,057	(2.0)%
Minneapolis, MN	21.8%	93.9%	92.0%	1.9%	1,490	1,497	(0.5)%	1,604	1,616	(0.7)%
North Dakota	21.3%	95.8%	95.7%	0.1%	1,061	1,040	2.0%	1,151	1,111	3.6%
Omaha, NE	9.7%	93.8%	93.5%	0.3%	912	897	1.7%	1,010	977	3.4%
Rochester, MN	15.4%	95.0%	94.5%	0.5%	1,242	1,251	(0.7)%	1,304	1,316	(0.9)%
St. Cloud, MN	8.9%	94.6%	94.0%	0.6%	973	950	2.4%	1,082	1,058	2.3%
Other Markets(1)	11.4%	98.1%	95.7%	2.4%	980	945	3.7%	1,087	1,031	5.4%
Same-Store Total	100.0%	95.0%	94.0%	1.0%	$1,177	$1,171	0.5%	$1,282	$1,266	1.3%

(1)Includes apartment communities in Billings, Montana and Rapid City, South Dakota.
(2)Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rent. Scheduled rent represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.
(3)Average monthly rental rate is scheduled rent divided by the total number of apartment homes.
(4)Average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.

S-11

CENTERSPACE
SAME-STORE SEQUENTIAL QUARTER COMPARISONS(1)
(dollars in thousands)

	Homes Included	Revenues			Expenses			NOI
Regions		Q42020	Q32020	% Change	Q42020	Q32020	% Change	Q42020	Q32020	% Change
Denver, CO	664	$3,777	$3,724	1.4%	$1,115	$1,298	(14.1)%	$2,662	$2,426	9.7%
Minneapolis, MN	1,987	8,978	8,892	1.0%	3,893	3,859	0.9%	5,085	5,033	1.0%
North Dakota	2,422	8,011	7,853	2.0%	3,070	3,146	(2.4)%	4,941	4,707	5.0%
Omaha, NE	1,370	3,891	3,884	0.2%	1,648	1,790	(7.9)%	2,243	2,094	7.1%
Rochester, MN	1,711	6,357	6,351	0.1%	2,771	3,074	(9.9)%	3,586	3,277	9.4%
St. Cloud, MN	1,190	3,656	3,548	3.0%	1,602	1,603	(0.1)%	2,054	1,945	5.6%
Other Markets	1,223	3,912	3,791	3.2%	1,271	1,428	(11.0)%	2,641	2,363	11.8%
Same-Store Total	10,567	$38,582	$38,043	1.4%	$15,370	$16,198	(5.1)%	$23,212	$21,845	6.3%

	% of NOI	Weighted Average Occupancy			Average Monthly Rental Rate			Average Monthly Revenue per Occupied Home
Regions		Q42020	Q32020	Growth	Q42020	Q32020	% Change	Q42020	Q32020	% Change
Denver, CO	11.5%	94.1%	92.8%	1.4%	$1,776	$1,801	(1.4)%	$2,015	$2,014	—
Minneapolis, MN	21.8%	93.9%	93.4%	0.5%	1,490	1,496	(0.4)%	1,604	1,596	0.5%
North Dakota	21.3%	95.8%	95.5%	0.3%	1,061	1,054	0.7%	1,151	1,131	1.8%
Omaha, NE	9.7%	93.8%	93.8%	—	912	913	(0.1)%	1,010	1,008	0.2%
Rochester, MN	15.4%	95.0%	94.1%	1.0%	1,242	1,249	(0.6)%	1,304	1,315	(0.8)%
St. Cloud, MN	8.9%	94.6%	94.4%	0.2%	973	965	0.8%	1,082	1,053	2.8%
Other Markets	11.4%	98.1%	97.1%	1.0%	980	970	1.0%	1,087	1,064	2.2%
Same-Store Total	100.0%	95.0%	94.4%	0.6%	$1,177	$1,178	(0.1)%	$1,282	$1,271	0.9%

(1)Refer to footnotes on page S-11.

S-12

CENTERSPACE
SAME-STORE YEAR-TO-DATE COMPARISONS(1)
(dollars in thousands)

	Homes Included	Revenues			Expenses			NOI
Regions		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Denver, CO	664	$15,129	$15,154	(0.2)%	$4,767	$4,748	0.4%	$10,362	$10,406	(0.4)%
Minneapolis, MN	1,987	36,050	35,407	1.8%	15,148	15,103	0.3%	20,902	20,304	2.9%
North Dakota	2,422	31,342	30,475	2.8%	12,861	12,874	(0.1)%	18,481	17,601	5.0%
Omaha, NE	1,370	15,427	14,949	3.2%	6,846	6,870	(0.3)%	8,581	8,079	6.2%
Rochester, MN	1,711	25,617	25,346	1.1%	11,471	9,861	16.3%	14,146	15,485	(8.6)%
St. Cloud, MN	1,190	14,362	14,127	1.7%	6,485	6,609	(1.9)%	7,877	7,518	4.8%
Other Markets	1,223	14,863	14,157	5.0%	5,649	5,557	1.7%	9,214	8,600	7.1%
Same-Store Total	10,567	$152,790	$149,615	2.1%	$63,227	$61,622	2.6%	$89,563	$87,993	1.8%

	% of NOI	Weighted Average Occupancy			Average Monthly Rental Rate			Average Monthly Revenue per Occupied Home
Regions		2020	2019	Growth	2020	2019	% Change	2020	2019	% Change
Denver, CO	11.6%	93.7%	94.1%	(0.4)%	$1,812	$1,834	(1.2)%	$2,026	$2,022	0.2%
Minneapolis, MN	23.3%	93.9%	92.7%	1.2%	1,491	1,480	0.7%	1,611	1,601	0.6%
North Dakota	20.6%	95.9%	95.2%	0.7%	1,049	1,040	0.9%	1,125	1,101	2.1%
Omaha, NE	9.6%	94.2%	93.8%	0.4%	905	889	1.8%	996	970	2.8%
Rochester, MN	15.8%	95.3%	95.2%	0.1%	1,244	1,237	0.6%	1,309	1,296	1.0%
St. Cloud, MN	8.8%	94.4%	94.7%	(0.3)%	959	950	0.9%	1,065	1,044	2.0%
Other Markets	10.3%	96.5%	95.8%	0.7%	961	935	2.8%	1,050	1,007	4.3%
Same-Store Total	100.0%	94.8%	94.4%	0.4%	$1,173	$1,163	0.9%	$1,270	$1,250	1.7%

(1)Refer to footnotes on page S-11.

S-13

CENTERSPACE
PORTFOLIO SUMMARY (1)

	Three Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Number of Apartment Homes at Period End
Same-Store	10,567	10,567	11,257	11,257	10,402
Non-Same-Store	1,343	1,343	878	878	1,551
All Communities	11,910	11,910	12,135	12,135	11,953

Average Monthly Rental Rate(2)
Same-Store	$1,177	$1,178	$1,142	$1,135	$1,085
Non-Same-Store	1,599	1,597	1,594	1,572	1,722
All Communities	$1,225	$1,210	$1,175	$1,163	$1,168

Average Monthly Revenue per Occupied Apartment Home(3)
Same-Store	$1,282	$1,271	$1,232	$1,237	$1,169
Non-Same-Store	1,708	1,729	1,681	1,658	1,869
All Communities	$1,330	$1,307	$1,264	$1,263	$1,260

Weighted Average Occupancy(4)
Same-Store	95.0%	94.4%	94.6%	95.4%	94.0%
Non-Same-Store	92.3%	93.9%	93.9%	93.3%	93.0%
All Communities	94.6%	94.3%	94.5%	95.2%	93.8%

Operating Expenses as a % of Scheduled Rent
Same-Store	41.2%	43.4%	41.5%	45.0%	43.5%
Non-Same-Store	35.3%	39.7%	36.1%	37.0%	33.8%
All Communities	40.3%	43.0%	41.0%	44.3%	41.6%

Capital Expenditures
Total Capital Expenditures per Apartment Home – Same-Store	$326	$293	$262	$151	$427

(1)Previously reported amounts are not revised for changes in the composition of the same-store properties pool.
(2)Average monthly rental rate is scheduled rent divided by the total number of apartment homes. Scheduled rent represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant apartment homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.
(3)Average monthly revenue per occupied apartment home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.
(4)Weighted average occupancy is the percentage resulting from dividing actual rental revenue by scheduled rent. The company believes that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy, and calculation of weighted average occupancy may not be comparable to that disclosed by other real estate companies.

S-14

CENTERSPACE
CAPITAL EXPENDITURES
(dollars in thousands, except per home amounts)

	Three Months Ended		Twelve Months Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
Total Same-Store Apartment Homes	10,567	10,567	10,567	10,567

Building - Exterior(1)	$1,510	$1,287	$3,106	$1,802
Building - Interior(1)	32	191	234	340
Mechanical, Electrical, & Plumbing(1)	436	762	1,888	1,408
Furniture & Equipment	73	146	316	365
Landscaping & Grounds	357	713	1,523	1,546
Turnover	1,033	836	3,586	2,992
Capital Expenditures - Same-Store	$3,441	$3,935	$10,653	$8,453
Capital Expenditures per Apartment Home - Same-Store	$326	$372	$1,008	$800

Value Add	$2,975	$1,712	$10,280	$4,090
Total Capital Spend - Same-Store	$6,416	$5,647	$20,933	$12,543
Total Capital Spend per Apartment Home - Same Store	$607	$534	$1,981	$1,187

All Properties - Weighted Average Homes	11,910	11,909	11,570	12,862

Capital Expenditures	$3,968	$4,939	$12,159	$11,128
Capital Expenditures per Apartment Home	$333	$415	$1,051	$865

Value Add	3,496	2,014	13,901	5,011
Acquisition Capital	302	$1,814	1,567	3,713
Total Capital Spend	$7,766	$8,767	$27,627	$19,852
Total Capital Spend per Apartment Home	$652	$736	$2,388	$1,543

Value Add Capital Expenditures
Interior - Units
Same-Store	$875	$1,072	$4,321	$2,501
Non-Same-Store	390	18	1,684	67
Total Interior Units	$1,265	$1,090	$6,005	$2,568
Expected Year 1 Annual ROI	16.0%	17.3%	17.0%	16.7%

Common Areas and Exteriors
Same-Store	$2,100	$640	$5,959	$1,589
Non-Same-Store	131	284	1,937	854
Total Common Areas and Exteriors	$2,231	$924	$7,896	$2,443
Expected Year 1 Annual ROI	9.0%	14.6%	11.2%	14.7%

Total Value-Add Capital Expenditures
Same-Store	$2,975	$1,712	$10,280	$4,090
Non-Same-Store	521	302	3,621	921
Total Portfolio Value-Add	$3,496	$2,014	$13,901	$5,011
Expected Year 1 Annual ROI	11.5%	16.1%	13.7%	15.7%

(1)Previously disclosed amounts for capital expenditures related to mechanical, electrical, and plumbing were reclassified from Building - Exterior and Building - Interior into Mechanical, Electrical, & Plumbing.

S-15

CENTERSPACE
2021 Financial Outlook
(in thousands, except per share amounts)
Centerspace is providing guidance for 2021.

	12 Months Ended	2021 Full-Year Guidance Range
	December 31, 2020	Low	High
	Actuals	Amount	Amount
Same-store growth (1)
Revenue	$165,807	(0.5)%	3.0%

Controllable expenses	$42,902	5.0%	8.5%
Non-controllable expenses	$24,990	2.5%	6.0%
Total Expenses	$67,892	4.0%	7.5%
Same-store NOI (1)	$97,915	(3.5)%	(0.5)%

Components of NOI
Same-store NOI (1)	$97,915	$94,200	$97,600
Non-same-store NOI (1)	$3.272	$7,900	$8,200
Other Commercial NOI	$1,770	$1,700	$1,800
Other Sold NOI	$1,879	—	—

Total NOI	$104,836	$103,800	$107,600

Accretion from investments and capital market activity, excluding impact from change in share count	$—	1,300	990

Interest expense	$(27,525)	(28,650)	(30,000)
Preferred dividends	$(6,528)	(6,430)	(6,430)

Recurring income and expenses
Interest and other income	$(1,657)	2,580	2,580
General and administrative and property management	$(19,241)	(23,670)	(22,000)
Casualty losses	$(1,662)	(1,750)	(1,250)
Non-real estate depreciation and amortization	$(353)	(280)	(280)
Non-controlling interest	$126	(65)	(70)
Total recurring income and expenses	$(22,787)	(23,185)	$(21,020)

FFO	$47,996	$46,835	$51,140
FFO per diluted share	$3.47	$3.17	$3.52

Non-core income and expenses
Casualty loss	$749	$580	$420
Technology implementation costs	—	1,190	990
Other miscellaneous items	3,507	—	—
Total non-core income and expenses	$4,256	$1,770	$1,410

Core FFO	$52,252	$48,605	$52,550
Core FFO per diluted share	$3.78	$3.29	$3.62

EPS - Diluted	$(0.15)	$(0.18)	$0.45
Weighted average shares outstanding - diluted	13,835	14,773	14,515
(1)Amounts for the year ended December 31, 2020 reflect the 2021 same-store pool.
Additional assumptions:
•Same-store capital expenditures of $912 per home to $1,012 per home
•Value-add expenditures of $15.0 million to $20.0 million
•Investments of $145.0 million to $170.0 million, which includes the January 2021 acquisition of Union Pointe in Longmont, Colorado
•Dispositions of $55.0 million to $75.0 million
•Proceeds of $50.0 million to $70.0 million from equity issuance

S-16

Reconciliation of Net Income (Loss) Available to Common Shareholders to FFO and Core FFO
The following table presents reconciliations of Net income (loss) available to common shareholders to FFO and Core FFO, which are non-GAAP financial measures described in greater detail under "Non-GAAP Financial Measures and Reconciliations." They should not be considered as alternatives to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO and Core FFO also do not represent cash generated from operating activities in accordance with GAAP, nor are they indicative of funds available to fund all cash needs, including the ability to service indebtedness or make distributions to shareholders. The outlook and projections provided below are based on current expectations and are forward-looking.

		Outlook
	12 Months Ended	12 Months Ended
	December 31, 2020	December 31, 2021
	Amount	Low	High
Net income (loss) available to common shareholders	$(1,790)	$(1,274)	$8,031
Noncontrolling interests - Operating Partnership	(212)	(1,456)	(1,456)
Depreciation and amortization	75,593	71,424	71,424
Less depreciation - non real estate	(353)	(280)	(280)
Less depreciation - partially owned entities	(379)	(95)	(95)
(Gain) loss on sale of real estate	(25,503)	(22,124)	(27,124)
Dividends to preferred unitholders	$640	$640	$640
FFO applicable to common shares and Units	$47,996	$46,835	$51,140

Adjustments to Core FFO:
Casualty loss write off	749	580	420
Loss on extinguishment of debt	23	—	—
Rebranding costs	402	—	—
(Gain) loss on marketable securities	3,378	—	—
(Discount) premium on redemption of preferred shares	(297)	—	—
Technology implementation costs	—	1,190	990
Core FFO applicable to common shares and Units	$52,251	$48,605	$52,550

Earnings per share - diluted	$(0.15)	$(0.18)	$0.45
FFO per share - diluted	$3.47	$3.17	$3.52
Core FFO per share - diluted	$3.78	$3.29	$3.62

S-17